NUMBER: 344472

BRITISH

COLUMBIA

CERTIFICATE

OF

CHANGE OF NAME

COMPANY ACT
I Hereby Certify that
CONSOLIDATED SARABAT GOLD CORPORATION
has this day changed its name to
CSG RESOURCES LTD.

Issued under my hand at Victoria, British Columbia
on November 20, 1998

JOHN S. POWELL

Registrar of Companies

PROVINCE OF BRITISH COLUMBIA
CANADA